                                    Exhibit 10.8
NVENT ELECTRIC PLC
EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective January 1, 2021

SECTION 1
HISTORY AND BACKGROUND
The Company adopted this nVent Electric plc Employee Stock Purchase Plan (the “Plan”), effective as of April 30, 2018, to provide to employees of the Company and its designated divisions and subsidiaries the opportunity to purchase shares of the Company’s common stock. The Company amended and restated this Plan effective as of January 1, 2019, then again as of May 14, 2020, and most recently as of January 1, 2021.
The following sections of the Plan (other than Appendix A) shall apply to the U.S. and Canadian employees of the Company and its participating divisions and subsidiaries. The terms and conditions set forth in Appendix A shall apply exclusively to the non-U.S. employees (other than Canadian employees) of the Company’s participating international branches and subsidiaries.
SECTION 2
DEFINITIONS
Unless the context clearly requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this Section or other parts of the Plan.
(1)“Account” is an account established with the Plan Agent and into which Stock purchased with accumulated Participant contributions, employer matching contributions made on behalf of a Participant, and cash dividends paid with respect to such Stock (as applicable), are held on behalf of each Participant under the Plan. A Participant’s rights with respect to his or her Account shall be subject to the terms and conditions established by the Plan Agent from time to time.
(2)“Affiliated Company” is (a) any corporation or business located in and organized under the laws of one of the United States which is a member of a controlled group of corporations or businesses (within the meaning of Code section 414(b) or (c)) that includes the Company, but only during the periods such affiliation exists, or (b) any other entity in which the Company may have a significant ownership interest, and which the Plan Administrator determines shall be an Affiliated Company for purposes of the Plan.
(3)“Code” is the Internal Revenue Code of 1986, as amended.
(4)“Company” is nVent Electric plc, an Irish company, or any successor thereto.

(5)“Compensation” is a Participant’s base wages or salary (i.e., exclusive of overtime or bonus payments) or the equivalent thereof, including, by way of example, vacation, jury duty or shift differential pay, paid to or on behalf of a Participant for services rendered to the Company or a Participating Employer.
(6)“Effective Date” is April 30, 2018, the date this Plan became effective.
(7)“Eligible Employee” is an Employee, except those Employees:
(i)who are included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and a Participating Employer, unless and to the extent such agreement provides that such Employees shall be covered by the Plan, or the Participating Employer and the Plan Administrator have otherwise agreed to extend coverage under the Plan to such Employees;
(ii)who, as determined by the Plan Administrator in its sole discretion, are not regular or permanent full- or part-time Employees, including, without limitation interns or other temporary Employees;

(iii)who are covered under Appendix A;

(iv)whose Employer is not a Participating Employer; or

(v)who are not treated as Employees by the Company or a Participating Employer for purposes of the Plan even though they may be so treated or considered under applicable law, including Code section 414(n), the Federal Insurance Contribution Act or the Fair Labor Standards Act (e.g., individuals treated as employees of a third party or as self-employed).

(8)“Employee” is an individual who is an employee of the Company or an Affiliated Company.
(9)“Participant” is an Eligible Employee who has met the age requirement for Plan participation and properly completed and submitted the authorization form necessary for participation.
(10)“Participating Employer” is an Affiliated Company that is making, or has agreed to make, contributions under the Plan with respect to some or all of its Eligible Employees, but only during the period such agreement to contribute remains in effect. The Company must approve each Participating Employer.
(11)“Plan” is the nVent Electric plc Employee Stock Purchase Plan as described in this plan document and as it may be amended from time to time.

(12)“Plan Administrator” is the Company, and may include an employee or committee of employees of the Company or any subsidiary thereof that has been appointed by the Company to serve as the plan administrator of the Plan.
(13)“Plan Agent” is the financial services firm or other entity duly appointed by the Plan Administrator to (i) receive funds contributed by Participants and Participating Employers, (ii) purchase shares of Stock with funds contributed by Participants and Participating Employers, and (iii) maintain Participant Accounts.
(14)“Prospectus” is the prospectus, as in effect from time to time, which describes the Plan and which is delivered to eligible Participants with respect to the purchase of Stock under the Plan.
(15)“Stock” is the ordinary shares of nVent Electric plc, nominal value $0.01 per share.
SECTION 3
ELIGIBILITY
All Eligible Employees of a Participating Employer may elect to participate in the Plan after the Effective Date upon the attainment of age eighteen (18).

SECTION 4
PARTICIPATION
4.1.General. Plan participation is voluntary and Eligible Employees do not automatically become Participants upon meeting the Plan’s eligibility requirements. An Eligible Employee, who has met the Plan’s eligibility requirements as described in Section 3, may commence Plan participation after the Effective Date by delivering an authorization for deductions from such individual’s Compensation, in accordance with procedures established by the Plan Administrator.
4.2.Withdrawal from Participation. A Participant may elect to cease participation under the Plan at any time, even though he or she remains an Eligible Employee of the Company or a Participating Employer, by giving written notice of withdrawal in accordance with procedures established by the Plan Administrator. Such an individual may elect to resume participation in the Plan at any time in accordance with procedures established by Plan Administrator, provided he or she is an Eligible Employee at the time participation resumes.

SECTION 5
CONTRIBUTIONS
5.1.Participant Contributions. A Participant may authorize his or her employer to make a deduction from each paycheck for purposes of purchasing Stock as a percentage of Compensation, in accordance with Section 4.1. The minimum deduction allowed is 0.01% of Compensation per pay period; the maximum deduction allowed is $12,000 per calendar year, which may be implemented on an annual, per month or per payroll period basis (including as a maximum percentage of Compensation) as determined by the Company in its discretion. A Participant may change the amount of his or her payroll deduction at any time in accordance with procedures established by the Plan Administrator, and such change shall be effective as soon as practicable thereafter. Until such contributions are transferred to the Plan Agent for purposes of purchasing Stock under the Plan at the time or times determined by the Plan Administrator and in accordance with Section 6, the amounts so collected may be commingled with the general assets of the Company and used for general purposes and no interest shall be paid in connection with such amounts.
5.2.Employer Matching Contribution. At the time or times determined by the Plan Administrator, the Company and Participating Employers shall pay to the Plan Agent on behalf of each Participant employed by such employer an amount equal to twenty-five percent (25%) of the contributions made by such Participant through payroll deductions from Compensation.

5.3.Dividends. Cash dividends paid on Stock held in a Participant’s Account shall, as elected by the Participant in accordance with procedures established by the Plan Administrator, be used by the Plan Agent to purchase additional shares of Stock on behalf of such Participant or paid directly to the Participant in cash.

5.4.Suspension of Contributions. Notwithstanding any other provision herein to the contrary, the Company may, through action of the Compensation Committee of its Board of Directors, in its discretion, suspend Participant payroll deductions and/or Company and Participating Employer matching contributions, and re-commence such contributions, at such times as the Compensation Committee may determine, in its sole discretion.

SECTION 6
PURCHASE OF STOCK
6.1.Participant Accounts. The Plan Agent shall establish for each Participant an Account to hold the Stock purchased on behalf of such Participant. All Stock and other amounts allocated to such Account shall at all times be fully vested and nonforfeitable.
6.2.Purchasing Stock. The Plan Agent shall use all Participant and employer contributions, and including cash dividends (if so elected in accordance with Section 5.3), to purchase Stock on the open market. The Plan Agent shall make all such purchases on a single business day or over a number of business days in the month, as agreed to by the Plan Agent and the Plan Administrator. The Stock so purchased shall be allocated to the Participant’s Account on behalf of whom purchases were made based on (i) the actual purchase price for such Stock, in such case where the Plan Agent makes a single purchase of Stock under the Plan in one day or (ii) an average purchase price, as determined by the Plan Administrator and the Plan Agent, in the case where multiple purchases are made on one or more than one day. No interest shall be paid on cash amounts (if any) held by the Plan Agent regardless of whether such cash is being held in anticipation of the date on which Stock purchases shall be made or held pending a refund to a terminating Participant.

SECTION 7
ENDING PARTICIPATION
7.1.General. A Participant may elect to discontinue Plan participation even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, a Participant may cease Plan participation by reason of becoming an Employee of an Affiliated Company that is not a Participating Employer, by joining a group of Employees who are not Eligible Employees, or by qualifying for benefits under a long-term disability plan maintained by the Company or a Participating Employer. At such time as a Participant shall cease employment with the Company and all Affiliated Companies, Plan participation shall cease. In accordance with procedures established by the Plan Administrator, any contributions made by a Participant prior to discontinuing participation in the Plan shall be used to purchase Stock in accordance with Section 6 hereunder.
7.2.Discontinuing Participation. An individual may, in accordance with procedures established by the Plan Administrator, elect to cease making contributions under the Plan, even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, a Participant who ceases earning Compensation (as determined by the Plan Administrator), for example, a Participant who commences an unpaid leave of absence or other type of leave under which he or she no longer earns compensation that has been determined by the Plan Administrator to be Compensation for purposes under the Plan, shall automatically cease making contributions under the Plan.

7.3.Ceasing to be an Eligible Employee. Participants who cease to be Eligible Employees but remain Employees of the Company or an Affiliated Company shall automatically cease making contributions under the Plan effective as soon as administratively feasible.
SECTION 8
DISPOSITION OF ACCOUNTS
The Participant shall be eligible to receive a distribution of his or her Account in accordance with procedures established by the Plan Agent.
SECTION 9
ADMINISTRATION
9.1.Term of Plan. This Plan is effective on April 30, 2018, and shall remain in effect for a period of ten (10) years after such effective date, unless the Plan is earlier terminated as provided in Section 11.6.
9.2.Prospectus. Upon completing the eligibility requirements described in Section 3, an Eligible Employee shall receive from the Plan Administrator or its delegate a copy of the Prospectus, which describes the Plan.

9.3.Reporting. The Plan Agent shall provide to each Participant quarterly, or at such other intervals as may be necessary or appropriate, the following information:
(a)the total amount contributed to each Participant’s Account for such quarter, whether by payroll deduction, or the Participant’s employer;
(b)the number of shares of Stock purchased on behalf of the Participant with all of such contributions; and

(c)the total number of shares of Stock then allocated to the Participant’s Account.
9.4.Voting of Stock in Accounts. Participants will not have any voting, dividend or other rights of a shareholder with respect to shares of Stock subject to this Plan until such shares have been delivered to the Participant’s Account. Once the Stock is delivered to the Participant’s Account, he or she will be entitled to all notices and correspondence provided to any shareholder of record who is not a Participant, including proxy statements. The Plan Agent shall be responsible for soliciting and receiving proxy instructions from each Participant and shall vote the Stock allocated to each Participant’s Account in accordance with the instructions, if any, provided by such Participant.
9.5.Fees and Commissions. Unless otherwise determined by the Plan Administrator, the Company shall pay commissions, service charges or other costs incurred with respect to the purchase of Stock for purposes of the Plan. Unless otherwise determined by the Plan Administrator, when any such Stock in an Account is sold or the Participant ceases to be an Employee of the Company or an Affiliate Company, the Participant is responsible for payment of any commissions, service charges or other costs incurred on account of such sale or ongoing administration of his or her Account.

SECTION 10
TRANSFER RESTRICTIONS
10.1.Holding Period. Unless the Plan Administrator determines otherwise, a Participant may not sell, pledge, or otherwise transfer any Stock contributed to the Participant’s Account on or after March 1, 2021, until after the first anniversary of the date the Stock was contributed to the Participant’s Account (the “Holding Period”). Such Holding Period requirement shall continue to apply after a Participant ceases participation under the Plan or ceases to be an Employee. Notwithstanding the foregoing, the Holding Period shall lapse upon a Participant’s termination of employment.
10.2.Other Transfer Restrictions. After the expiration of the Holding Period, a Participant’s right, if any, to transfer, mortgage, alienate, sell, assign, pledge, encumber or charge assets in his or her Account shall be subject to the rules and procedures established by the Plan Agent and applicable local law. Further, upon the Participant’s death, the Participant’s Account shall only be disposed of and distributed by the Plan Agent to the legal representative of the Participant’s estate in accordance with applicable law.

SECTION 11
MISCELLANEOUS
11.1.Voluntary Participation. Participation in the Plan is entirely voluntary, and by maintaining the Plan the Company is not making a recommendation as to whether any Eligible Employee should invest in Stock. Investment in any stock involves risk, and each Eligible Employee must decide whether to accept the risk of investing in Stock.
11.2.Employee Rights. The right of the Company or an Affiliated Company to discipline or discharge Employees, or to exercise rights related to the tenure of any individual’s employment, shall not be affected in any manner by reason of the existence of the Plan or any action taken pursuant to the Plan.

11.3.Construction. The Plan Administrator shall have full power and authority to interpret and construe the Plan, to adopt rules and regulations not inconsistent with the Plan for purposes of administering the Plan with respect to matters not specifically covered in the Plan document and to amend and revoke any rules and regulations so adopted. Except as otherwise provided in the Plan, any interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator which is made in good faith by the Plan Administrator shall be final and binding.

11.4.Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

11.5.Plan Amendment. The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board (or their delegate), at any time and from time to time, amend the Plan in whole or in part.

11.6.Plan Termination. The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board, terminate the Plan at any time. In the event the Plan terminates, the Participant’s Account shall be handled in the same manner as if the Participant had terminated employment with the Company and all Affiliated Companies.

11.7.Choice of Law. To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the laws of the State of Minnesota, but without regard to any choice or conflict of laws provisions thereof.

11.8.Acceptance of Terms. By electing to participate in the Plan, each Participant shall be deemed to have accepted all of the provisions of the Plan, and the terms and conditions set forth by the Plan Agent, and to have agreed to be fully bound thereby.

11.9.Computational Errors. In the event mathematical, accounting, or similar errors are made in maintaining Participant Accounts, the Plan Administrator or the Plan Agent, as the case may be, may make such equitable adjustments as it deems appropriate to correct such errors.

11.10.Communications. The Company, a Participating Employer or the Plan Agent may, unless otherwise prescribed by any applicable state or federal law or regulation, provide the Prospectus and any notices, forms or reports by using either paper or electronic means.

APPENDIX A

NVENT ELECTRIC PLC
INTERNATIONAL STOCK PURCHASE PLAN
Effective April 30, 2018

SECTION 1
BACKGROUND AND PURPOSE
1.1.Background. See “Section 1 – History and Background” of the Plan.
1.2.Purpose. The purpose of the terms and conditions of the Plan set forth in this Appendix A (the “International Plan”) is to assist the Company and its international subsidiaries in attracting and retaining personnel of outstanding abilities, to motivate employees to dedicate their maximum productive effort on behalf of the Company and its international branches and subsidiaries and to encourage long-term ownership of the Company’s common stock by such employees.

SECTION 2
DEFINITIONS
Unless the context clearly requires otherwise, (1) when capitalized, the terms listed below shall have the meanings given below when used in this Section or other parts of the International Plan and (2) when capitalized, terms used in the International Plan that are not defined in the International Plan shall have the meanings given in the other parts of the Plan.
(a)“Account” is the account maintained by the Company or the Plan Agent for each Participant to hold shares of Stock purchased in accordance with the International Plan, together with any other funds belonging to the Participant. A Participant’s rights with respect to his or her Account shall be subject to the terms and conditions established by the Committee or the Plan Agent from time to time and any applicable local laws.
(b)“Alternate Currency” is any currency other than United States dollars.

(c)“Board” is the Board of Directors of the Company.

(d)“Committee” is the International Stock Plan Committee, which is a committee of employees of the Company or its affiliates as appointed from time to time by the Board to administer the International Plan, or its designated agent.

(e)“Company” is nVent Electric plc, an Irish company, and any successor thereto.

(f)“Eligible Employee” is each regular or permanent full- or part-time employee of a Participating International Affiliate, as determined by the Committee in its sole discretion, who is at least eighteen (18) years of age and who is not covered by the parts of the Plan other than this Appendix A.

(g)“International Plan” is the nVent Electric plc International Stock Purchase Plan, as described in this Appendix A effective April 30, 2018, and as it may be amended from time to time thereafter.

(h)“Participant” is an Eligible Employee who is enrolled in the International Plan.

(i)“Participating International Affiliate” is any branch office of the Company, and any corporation or other form of business or association owned or controlled, directly or indirectly, by the Company, whose Eligible Employees are, by action of the Committee (or delegate thereof), permitted to participate in the International Plan. The Company shall maintain a list of Participating International Affiliates.

(j) “Plan” is the nVent Electric plc Employee Stock Purchase Plan as described in this plan document and as it may be amended from time to time.

(k)“Plan Agent” is the financial services firm or other entity duly appointed by the Committee to (i) receive funds contributed by Participants and Participating International Affiliates, (ii) purchase shares of Stock with funds contributed by Participants and Participating International Affiliates, and (iii) maintain Participant Accounts.

(l)“Stock” is the ordinary shares of nVent Electric plc, nominal value $0.01 per share.
SECTION 3
ADMINISTRATION
3.1.Administrator. The International Plan shall be administered by the Committee (or it delegate), which shall have full power and authority to interpret and construe any provision of the International Plan, to adopt rules and regulations not inconsistent with the International Plan for carrying out the purposes of the International Plan with respect to matters not specifically covered herein, to amend and revoke any rules or regulations so adopted and to appoint agents, including a custodian. Except as otherwise provided herein or to the extent required by law, any interpretation of the International Plan and any decision on any matter within the discretion of the Committee, which is made by the Committee in good faith, is binding on all persons. The Company may delegate its duties under the International Plan to its agents or to the Committee.
3.2.Rulemaking Authority. The Committee shall, to the extent necessary or desirable, establish any special rules for Eligible Employees, former employees, or Participants located in a particular country. Such rules shall be set forth in Appendices to this International Plan, which shall be deemed incorporated into the International Plan. Notwithstanding the foregoing, the Committee and the Plan Agent, as applicable, may, in their discretion, establish special administrative rules and procedures related to a Participant located in a particular country or such Participant’s Account, as necessary under applicable local law.

SECTION 4
PARTICIPATION
Each Eligible Employee may participate in the International Plan at any time after the Effective Date by delivering an authorization for deductions from such individual’s compensation, in accordance with procedures established by the Committee or the Plan Agent.
Participation in the International Plan by Eligible Employees is entirely voluntary. After the Effective Date, participation in the International Plan will begin as soon as practicable after the required authorization is received and processed and continue until the Participant ceases to be an Eligible Employee, the Company terminates the participation of the Participant pursuant to Section 9 or written termination by the Participant of his or her participation in the International Plan is received and processed in accordance with procedures established by the Committee or the Plan Agent.
SECTION 5
PARTICIPANT CONTRIBUTIONS
Participants may make contributions for the purchase of Stock under the International Plan in accordance with the following:
5.1.Participant Contributions. Participants may authorize the relevant Participating International Affiliate to make periodic payroll deductions from the Participant’s compensation for the purpose of purchasing Stock, in accordance with procedures established by the Committee or its agent. The deductions shall be forwarded to the Company or the Plan Agent, as applicable, on behalf of the Participant. The minimum deduction allowed is 0.01% of Compensation per payroll period; the maximum deduction allowed is $12,000 USD per calendar year, which may be implemented on an annual, per month or per payroll period basis (including as a maximum percentage of Compensation) as determined by the Company in its discretion. A payroll deduction may be decreased or increased (subject to the above limitations) at any time by the Participant, in accordance with procedures established by the Committee or the Plan Agent, and such change shall be effective as soon as practicable thereafter. A payroll deduction may be terminated at any time by the Participant giving notice in accordance with procedures established by the Committee or the Plan Agent, and such change shall be effective as soon as practicable thereafter. A Participant who terminates his or her payroll deduction may re-enroll in the International Plan at any time by completing and returning the appropriate payroll deduction authorization in accordance with procedures established by the Committee or the Plan Agent, provided such individual is then an Eligible Employee, and such change shall be effective as soon as practicable thereafter.
5.2.Currency Conversion. The Company or the Plan Agent may convert all funds received from Participants in an Alternate Currency into United States dollars in accordance with procedures established by the Committee.

5.3.Suspension of Participant Contributions.    Notwithstanding any other provision herein to the contrary, the Company may, through action of the Compensation Committee of its Board of Directors, in its discretion, suspend Participant payroll deductions, and re-commence such contributions, at such times as the Compensation Committee may determine, in its sole discretion.

SECTION 6
EMPLOYER MATCHING CONTRIBUTIONS
6.1.Employer Matching Contributions. At the time or times determined by the Committee, the Participating International Affiliate that employs the Participant will forward to the Company or the Plan Agent, as applicable, for such Participant’s Account an amount equal to twenty-five percent (25%) of the amount contributed by such Participant in the form of payroll deductions pursuant to Section 5.1, subject to the limitations set forth therein.
6.2.Taxation. The Participant is responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to the matching contributions made by the relevant Participating International Affiliate, the purchase and sale of Stock pursuant to this International Plan and the distribution of Stock or cash to the Participant in accordance with this International Plan. The Participating International Affiliate is authorized to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 5, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in satisfaction of any of the above tax liabilities of the Participant, as required under applicable law. All such payments of applicable withholding tax in any relevant jurisdiction shall be the obligation of the relevant Participating International Affiliate and not the Company.

6.3.Suspension of Employer Contributions. Notwithstanding any other provision herein to the contrary, the Company may, through action of the Compensation Committee of its Board of Directors, in its discretion, suspend Participating International Affiliate contributions made pursuant to this Section 6, and re-commence such contributions, at such times as the Compensation Committee may determine, in its sole discretion.

SECTION 7
PURCHASES OF STOCK; DISPOSITION OF ACCOUNT
7.1.Forwarding Funds. All funds deducted from a Participant’s compensation by the relevant Participating International Affiliate and the matching contributions made by the relevant Participating International Affiliate shall be forwarded to the Company or the Plan Agent, together with a list of Participants and the amounts allocable to their respective Accounts, in accordance with procedures established by the Committee. Subject to applicable local law, until such contributions are transferred to the Plan Agent for purposes of purchasing Stock under the International Plan, the amounts so collected may be commingled with the general assets of the Company or the Participating International Affiliate and used for general purposes and no interest shall be paid in connection with such amounts.

7.2.Purchasing Stock. Upon receipt of funds from the Participating International Affiliates, the Company or the Plan Agent shall, as promptly as practicable, purchase Stock on the open market for such Participant’s Account. The relevant Participating International Affiliate shall pay commissions on the purchases of such Stock and such other related charges as may be agreed from time to time. The Plan Agent shall make all such purchases on a single business day or over a number of business days in the month, as agreed to by the Plan Agent and the Committee. The Stock so purchased shall be allocated to the Participant’s Account on behalf of whom purchases were made based on (i) the actual purchase price for such Stock, in such case where the Plan Agent makes a single purchase of Stock under the Plan in one day or (ii) an average purchase price, as determined by the Committee and the Plan Agent, in the case where multiple purchases are made on one or more than one day. No interest shall be paid on cash amounts (if any) held by the Plan Agent regardless of whether such cash is being held in anticipation of the date on which Stock purchases shall be made or held pending a refund to a terminating Participant.

7.3.Distribution of Account. A Participant shall be eligible to receive a distribution of his or her Account in accordance with the rules and procedures established by the Committee or the Plan Agent from time to time.

SECTION 8
ACCOUNTS AND REPORTS
Each Participant shall receive quarterly, or at such other intervals as may be necessary or appropriate, a statement of activity from the Plan Agent, which may include the following information:
(a)the amount contributed for the period by the Participant and the relevant Participating International Affiliate pursuant to the International Plan;
(b)the number of shares purchased for the Participant’s Account during the period;

(c)the total number of shares held in the Participant’s Account; and

(d)such other information as required from time to time.

SECTION 9
ENDING PARTICIPATION
9.1.Termination of Participation. A Participant may voluntarily terminate participation in the International Plan at any time by giving written notice in accordance with procedures established by the Committee or the Plan Agent. In addition, a Participant’s participation in the International Plan may be automatically terminated if the Participant dies or terminates employment with the relevant Participating International Affiliate for any reason. A Participant whose participation in the International Plan terminates may reenter the International

Plan at any time in accordance with the procedures established under Section 5.1, provided he or she is then an Eligible Employee.
9.2.Disposition of Account Upon Termination of Participation. Upon termination of participation, a participant shall be eligible to receive a distribution of his or her Account in accordance with the rules and procedures established by the Committee or the Plan Agent from time to time.
SECTION 10
RIGHTS AS A STOCKHOLDER
10.1.Voting and Other Rights. Participants will not have any voting, dividend or other rights of a shareholder with respect to shares of Stock subject to this International Plan until such shares have been delivered to the Participant’s Account. Once the Stock is delivered to the Participant’s Account, he or she will be entitled to all notices and correspondence provided to any shareholder of record who is not a Participant, including proxy statements, in accordance with applicable law. The Company or Plan Agent, as applicable, shall be responsible for soliciting and receiving proxy instructions from each Participant and shall vote the Stock allocated to each Participant’s Account in accordance with the instructions, if any, provided by such Participant.
10.2.Dividends and Other Proceeds. Subject to any requirements under applicable local law, cash dividends paid on Stock held in a Participant’s Account shall, as elected by the Participant in accordance with procedures established by the Committee, be used by the Plan Agent to purchase additional shares of Stock on behalf of such Participant or paid directly to the Participant in cash.
SECTION 11
TRANSFER OF RIGHTS
11.1.Holding Period. Unless the Committee determines otherwise, a Participant may not sell, pledge, or otherwise transfer any Stock contributed to the Participant’s Account on or after March 1, 2021 until after the first anniversary of the date the Stock was contributed to the Participant’s Account (the “Holding Period”). Such Holding Period requirement shall continue to apply after a Participant ceases participation under the Plan or ceases to be an Employee. Notwithstanding the foregoing, the Holding Period shall lapse upon a Participant’s termination of employment.
11.2.Other Transfer Restrictions. After the expiration of the Holding Period, a Participant’s right, if any, to transfer, mortgage, alienate, sell, assign, pledge, encumber or charge assets in his or her Account shall be subject to the rules and procedures established by the Plan Agent and applicable local law. Further, upon the Participant’s death, the Participant’s Account shall only be disposed of and distributed by the Plan Agent to the legal representative of the Participant’s estate in accordance with applicable law.

SECTION 12
MISCELLANEOUS
12.1.Term of International Plan. This International Plan shall be effective April 30, 2018, and shall remain in effect for a period of ten (10) years after such effective date, unless earlier terminated as provided in Section 12.2(b).
12.2.Amendment and Termination.

(a)Plan Amendment. The Company may, by written resolution of the Board or through action of the Compensation Committee of such Board, at any time and from time to time, amend the International Plan in whole or in part.
(b)Plan Termination. The Company may, at any time, by written resolution of the Board or through action of the Compensation Committee of such Board, terminate the International Plan. In addition, the Board or the Compensation Committee of the Board may at any time terminate this International Plan as to any individual Participating International Affiliate.
12.3.Employment Relationship.
(a)Tenure of Employment. Nothing in this International Plan shall confer on any Participant any express or implied right to employment or continued employment by the Company or any Participating International Affiliate, whether for the duration of the International Plan or otherwise.
(b)Contract of Employment. This International Plan shall not form part of any contract of employment between the Company or any of the Participating International Affiliates nor shall this International Plan amend, abrogate or affect any existing employment contract between the Company or any of the Participating International Affiliates and their respective employees. Nothing in this International Plan shall confer on any person any legal or equitable right against the Company or any of its affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its affiliates.

(c)Severance. Neither the Stock purchased hereunder, any matching contributions made hereunder nor other benefits conferred hereby shall form any part of the wages or salary of any Eligible Employees for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any of its affiliates be entitled to any compensation for any loss of any right or benefit under this International Plan which such employee might otherwise have enjoyed but for ceasing to be an employee, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

12.4.Voluntary Participation. Participation in the International Plan is entirely voluntary, and by maintaining the International Plan the Company is not making a recommendation as to whether any Eligible Employee should invest in Stock. Investment in any stock involves risk, and each Eligible Employee must decide whether to accept the risk of investing in Stock.
12.5.Communications. The Company or a Participating International Affiliate may, unless otherwise prescribed by applicable laws or regulations, provide the prospectus and any notices, forms or reports by using either paper or electronic means.

12.6.Acceptance of Terms. By participating in the International Plan, each Participant shall be deemed to have accepted all the conditions of the International Plan and the terms and conditions of any rules and regulations adopted by the Committee or the Company and shall be fully bound thereby.

Special Rules - Germany
These special rules, adopted pursuant to Section 3.2 of the nVent Electric plc International Stock Purchase Plan, modify the terms of such Plan as in effect in Germany as follows:
The following section is added to Section 11, Transfer of Rights, of the International Plan:
11.3    Provisions Applicable in Germany. Notwithstanding the foregoing, if prior to the transfer of the Stock in a Participant’s Account to such Participant’s designated beneficiary the Company or its agent receives a certified copy of a Certificate of Heirship (“Erbschein”), then the Company or its agent shall transfer the relevant shares of Stock to only the person or persons named in such Certificate, without regard to whether such person demands the sale of Stock and payment in cash and without any further obligation on the part of the Company or its agent to investigate such transferees’ rights. If the Company or its agent transfers the Stock to a designated beneficiary or a person named in the Erbschein, the Company or its agent shall be released from all obligations to the Participant and the Participant’s successors, assigns, and other persons who may have an interest in the Participant’s Account.